UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2010

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 S. Kraemer Blvd.

Brea, CA 92821

(Address of principal executive offices) (Zip Code)

(714) 993-5321

(Registrant’s telephone number, including area code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Pay Plan

On December 9, 2010, Beckman Coulter, Inc., a Delaware corporation (the “Company”), amended and restated the Company’s Separation Pay Plan (the “Plan”) to provide that (i) an executive officer, corporate vice president, or group vice president (collectively, the “Eligible Officers”) of the Company will be entitled to receive benefits under the Plan if, in addition to satisfying the other conditions to receipt of benefits under the Plan, such Eligible Officer, following termination of employment with the Company and upon request by the Board of Directors or by the Company, submits and does not revoke resignations in any and all applicable capacity with the Company and each of its subsidiaries and affiliates and (ii) the Plan may only be amended by the Organization and Compensation Committee to the extent that such amendment would affect the benefits of any employee whose compensation must be approved by the Organization and Compensation Committee.

Summary description of the other material terms of the Plan is set forth under the section “Potential Payments upon Termination or Change in Control—Separation Pay Plan” in the Company’s Definitive Proxy Statement included in the Company’s Schedule 14A filed with the U.S. Securities and Exchange Commission on March 3, 2010, which section is incorporated herein by reference.

This summary is qualified in its entirety by reference to the amended and restated Separation Pay Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Pay Plan, as amended and restated effective December 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2010

BECKMAN COULTER, INC.

By:	/S/ DANIEL B. KIM
Name:	Daniel B. Kim
Title:	Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Pay Plan, as amended and restated effective December 9, 2010.